Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to Common Shares of Cheniere Energy Partners LP Holdings, LLC. This Joint Filing Agreement shall be filed as an Exhibit to such Statement. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED as of this 22nd day of May, 2017.

ZIMMER PARTNERS, LP

By:	Zimmer Partners GP, LLC, its general partner

By:	/s/ Stuart J. Zimmer
Name:	Stuart J. Zimmer
Title:	Sole Member

ZIMMER PARTNERS GP, LLC

By:	/s/ Stuart J. Zimmer
Name:	Stuart J. Zimmer
Title:	Sole Member

By:	/s/ Stuart J. Zimmer